UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2024
Crown Castle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Katy Freeway, Houston, Texas 77024
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 — RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On January 24, 2024, Crown Castle Inc. ("Company") issued a press release disclosing its financial results for the fourth quarter and full year ended December 31, 2023. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) On January 23, 2024, the Company's board of directors ("Board") appointed Michael J. Kavanagh, age 55, as the Company's Executive Vice President ("EVP") and Chief Operating Officer ("COO")–Towers and appointed Christopher D. Levendos, age 56, as the Company's EVP and COO–Fiber, each effective immediately.

Mr. Kavanagh served as the Company's EVP and Chief Commercial Officer since January 2017. Previously, Mr. Kavanagh served as the Company's President–Small Cell Sales from September 2010 to January 2017.

Mr. Levendos served as the Company's EVP and COO, overseeing both operating segments, since November 2023. Mr. Levendos also served as the Company's EVP and COO–Fiber from December 2020 to November 2023 and acted as the interim EVP and COO–Towers from October 2023 to November 2023. Previously, Mr. Levendos served as the Company's Vice President of Fiber Operations from June 2018 to December 2020.

There are no arrangements or undertakings pursuant to which Mr. Levendos and Mr. Kavanagh were selected as EVP and COO–Fiber and EVP and COO–Towers, respectively. There are no family relationships among any of the Company's directors or executive officers and either appointee. There are no related party transactions involving Mr. Levendos and Mr. Kavanagh that are reportable under Item 404(a) of Regulation S-K. There are no plans, contracts or arrangements that are entered into or amended and no grants or awards have been made or modified in connection with the appointments of Mr. Levendos and Mr. Kavanagh.

(e) Effective January 23, 2024, the Board determined to retain and continue the appointment of Daniel K. Schlanger in his current role as the Company's EVP and Chief Financial Officer beyond the previously announced termination date of March 31, 2024 ("Termination Date"). In connection with the retention decision, the Company entered into an agreement with Mr. Schlanger, dated January 23, 2024, pursuant to which the Company granted to Mr. Schlanger time based restricted stock units relating to 21,085 shares of underlying Company common stock ("RSUs"), with terms providing for 11,486 of such RSUs to vest on September 30, 2024, and 9,599 of such RSUs scheduled to vest on December 31, 2024 subject to Mr. Schlanger's continued employment with the Company on such date (collectively, "Retention Awards"). The RSUs were granted under the Company's 2022 Long-Term Incentive Plan, as amended. The Retention Awards were based on the Board's evaluation of market benchmarks, potential incentives Mr. Schlanger could have received if he were to accept an external offer, and the costs associated with attracting a highly qualified new CFO. At this time, no further adjustments have been made to Mr. Schlanger's compensation, benefits or outstanding equity grants.

ITEM 7.01 — REGULATION FD DISCLOSURE

The press release referenced in Item 2.02 above refers to certain supplemental information that was posted as a supplemental information package on the Company's website on January 24, 2024. The supplemental information package is furnished herewith as Exhibit 99.2.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 24, 2024
99.2	Supplemental Information Package for period ended December 31, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K ("Form 8-K") and Exhibits 99.1 and 99.2 attached hereto are furnished as part of this Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.
By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel
Date: January 24, 2024